SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                FEBRUARY 15, 2005
                                -----------------
                                (Date of Report)

                           ALANCO TECHNOLOGIES, INC.
                           -------------------------
             (Exact name of Registrant as specified in its charter)


                                    0-9347
                                   ---------
                             (Commission File No.)

                  ARIZONA                        86-0220694
         ---------------------------   ---------------------------------
        (State of other jurisdiction)  (IRS Employer Identification No.)



             15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA  85260
            -------------------------------------------------------
           (Address of Principal Executive Office)       (Zip Code)


                                 (480) 607-1010
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously safisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(    ) Written communication pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

(    ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

(    ) Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

(    ) Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting

The Company received notification from NASDAQ on February 14, 2005 that the Company fails to comply with the minimum $1.00 bid price requirements for continued listing as set forth in NASDAQ Marketplace Rule 4310 (c) (4) (the "Rule"). Therefore, in accordance with Marketplace Rule 4310 (c)(8)(D), the Company will be provided 180 calendar days, or until August 15, 2005, to regain compliance. If, at anytime before August 15, 2005, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, NASDAQ Staff will provide written notification that it complies with the Rule.

If compliance with this Rule cannot be demonstrated by August 15, 2005, Staff will determine whether the Company meets the NASDAQ SmallCap Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If it meets the initial listing criteria, Staff will notify the Company that it has been granted an additional 180 calendar days to meet the $1.00 minimum bid price requirement. If the Company is not eligible for an additional compliance period, Staff will provide written notification that the Company's securities will be delisted. At that time, the Company may appeal Staff's determination to delist it securities to a Listing Qualifications Panel.

                                   SIGNATURES

Date: February 15, 2005                 By: /s/John A Carlson
                                            -----------------------
                                            Chief Financial Officer